Exhibit 99.1

Genpact Announces Agreement for Bain Capital Partners to Buy

$1 Billion of Shares from Existing Sponsors

NEW YORK, August 1, 2012 – Genpact Limited (NYSE: G), a global leader in business process management and technology services, today announced that affiliates of Bain Capital Partners have agreed to purchase approximately 68 million Genpact common shares from entities affiliated with General Atlantic (GA) and Oak Hill Capital Partners for $14.76 per share, or approximately $1 billion. Closing of the transaction will take place after payment to all shareholders, including GA and Oak Hill Capital, of the special dividend of $2.24 per share announced by Genpact today.

“We are excited about this transaction, which is hugely positive for all of our shareholders. Bain Capital’s decision to invest in Genpact is a vote of confidence in the company and our business model, our differentiated service offerings, the value we deliver to our clients and the strength of the management team. Genpact will remain an independent public company, and I, along with our management team, will continue to pursue our strategic objectives,” said NV ‘Tiger’ Tyagarajan, president and CEO of Genpact. “Bain Capital has a long-term perspective, which is critical to building value, particularly in a company like ours. We look forward to working with Bain Capital as we continue to make enterprises around the world run better by continuously improving their business processes and run smarter through the innovative combination of technology, data analytics and process expertise, resulting in better business outcomes.”

“We are pleased to enter this important partnership with Genpact, which is the recognized market leader in the business process management and technology services industry,” said Bain Capital. “Genpact has earned its leadership position by partnering with global companies to improve business outcomes. Their relentless focus on the client and moving up the value chain has resulted in impressive revenue and client growth since becoming a public company in 2007. We are excited to work with Genpact to build even more value for their clients in the years ahead.”

Genpact combines deep process expertise, Lean Six Sigma heritage, smart technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact delivers services from 18 countries around the world, including the U.S., where Genpact has more than 3,000 employees.

Transaction Terms

Under the terms of the transaction, South Asia Private Investments and other affiliates of Bain Capital have agreed to purchase approximately 68 million Genpact common shares from entities affiliated with GA and Oak Hill Capital for $1 billion, representing approximately 30% of Genpact’s outstanding shares. At the closing, Bain Capital will name four directors to Genpact’s board to replace the current GA and Oak Hill Capital directors. After the transaction, the selling shareholders will in the aggregate own approximately 10% of Genpact’s outstanding shares.

As part of the transaction, consistent with its long-term investment orientation, Bain Capital has agreed not to sell any Genpact shares for a period of two and a half years, subject to limited exceptions, and has agreed to a customary standstill.

Robert Scott will continue to serve as Chairman of the Board of Genpact and NV ‘Tiger’ Tyagarajan will continue to serve as president and CEO. The transaction is expected to close in 2012 and is subject to payment of the special dividend, anti-trust and competition clearances and other customary closing conditions.

“General Atlantic and Oak Hill Capital have been terrific partners for more than seven years and have been incredibly helpful in supporting our transformation from a captive business process services operation to a diversified, global leader in business process management and technology services,” said Robert Scott. “We are pleased that this was a successful partnership for General Atlantic and Oak Hill Capital, and we look forward to Genpact’s next phase of growth.”

Advisors

Morgan Stanley and Citigroup acted as financial advisors to Genpact, and Cravath, Swaine & Moore LLP acted as legal counsel.

J.P. Morgan acted as financial advisor to Bain Capital, and Ropes & Gray LLP acted as legal advisor.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity, credit products and absolute return with approximately $65 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in more than 300 companies worldwide. Bain Capital has a distinctly value-added approach to investing, with a strong emphasis on supporting management teams to drive growth, strategic and operating improvements. Bain Capital has offices in Boston, New York, Chicago, Palo Alto, London, Mumbai, Tokyo, Shanghai, Hong Kong, and Munich, with over 900 employees worldwide.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process management and technology services, leverages the power of smarter processes, smarter analytics and smarter technology to help its clients drive intelligence across their enterprise. Genpact’s Smart Enterprise Processes (SEPSM) framework, its unique science of process combined with deep domain expertise in multiple industry verticals, leads to superior business outcomes. Genpact’s Smart Decision Services deliver valuable business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Making technology more intelligent by embedding it with process and data insights, Genpact also offers a wide range of technology services. Driven by a passion for process innovation and operational excellence built on its Lean and Six Sigma DNA and the legacy of serving GE for more than 15 years, the company’s 58,500+ professionals around the globe deliver services to its more than 600 clients from a network of 70 delivery centers across 18 countries supporting more than 30 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning the announced transaction and our future growth prospects and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to the likelihood and timing of the closing of the transaction, our ability to obtain the financing required to pay the one-time special cash dividend and the terms of the financing, Bain’s ability to obtain the loans required to complete the purchase and the possibility that the number of shares to be acquired from General Atlantic and Oak Hill Capital could be reduced if the full amount of the loans is not available, the ability to obtain government approvals and clearance for the transaction on the anticipated schedule, the satisfaction of the other conditions to the closing of the transaction, our ability to obtain the anticipated benefits of the transaction, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

###

For more information:

Gail Marold (Genpact Media Relations) gail.marold@genpact.com +1 919-345-3899	Steve Lipin/Sarah Lubman (For Genpact U.S.) +1 212-333-3810	Rupali Kathuria (For Genpact India) rupali.kathuria@bm.com +91 124 441 7589